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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME OF                                           JURISDICTION                               NAME UNDER WHICH
SUBSIDIARY                                     OF INCORPORATION                           BUSINESS IS CONDUCTED
-----------                                     ----------------                           ---------------------
Umpqua Bank                                           Oregon                                         Umpqua Bank

Strand, Atkinson, Williams & York, Inc.               Oregon                   Strand, Atkinson, Williams & York
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